Exhibit 10.5

Execution Version

SUPPLEMENT TO THE PLEDGE AGREEMENT

This Supplement, dated as of November 16, 2015 (this “Supplement”), supplements the PLEDGE AGREEMENT, dated as of May 22, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), among Batman Intermediate Holdings B, Inc., a Delaware corporation (“Holdings”), Batman Merger Sub, Inc., a Delaware corporation (as further defined in Section 1.1 of the Credit Agreement, the “Borrower”), each of the Subsidiaries listed on the signature pages thereto or that becomes a party thereto pursuant to Section 29 thereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors, Holdings and the Borrower are referred to collectively as the “Pledgors”), and Jefferies Finance LLC, as collateral agent (in such capacity, together with any successor agent appointed pursuant to the Credit Agreement, the “Collateral Agent”) for the benefit of the Secured Parties.

A. Reference is made to the Credit Agreement, dated as of May 22, 2015 (as amended on the date hereof pursuant to Amendment No. 1 to Credit Agreement and Joinder Agreement, and as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders from time to time party thereto, Jefferies Finance LLC, as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer, the Swingline Lender and a Lender, and the other parties party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C. The Pledgors have entered into the Pledge Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders, the Swingline Lender and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the Lenders to make the Loans to the Borrower, the Swingline Lender to make Swingline Loans to the Borrower and the Letter of Credit Issuer to issue Letters of Credit for the account of Holdings, the Borrower and the Restricted Subsidiaries, and to induce one or more Cash Management Banks, Bank Product Providers or Hedge Banks to enter into Secured Cash Management Agreements, Secured Bank Product Obligations or Secured Hedge Agreements with Holdings, the Borrower and/or the Restricted Subsidiaries.

D. Elastica, Inc., a Delaware corporation (the “Additional Pledgor”), is, as of the date hereof, (a) the legal and beneficial owner of the Equity Interests described in Schedule 1 hereto and issued by the entities named therein (such Equity Interests, together with any Equity Interests of the issuer of such Equity Interests or any other Wholly-Owned Restricted Subsidiary that is a Material Subsidiary directly held by the Additional Pledgor in the future, in each case, except to the extent excluded from the Additional Collateral pursuant to the penultimate paragraph of Section 1 below, referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owner of the Indebtedness evidenced by a promissory note in excess of $15,000,000 and, if any, described in Schedule 1 hereto (together with any other Indebtedness owed to the Additional Pledgor hereafter and required to be pledged pursuant to Section 9.12 of the Credit Agreement, the “Additional Pledged Debt”).

E. Section 9.11 of the Credit Agreement and Section 29 of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement or as otherwise provided in the Credit Agreement. The undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9.11 of the Credit Agreement and Section 29 of the Pledge Agreement to

pledge to the Collateral Agent for the benefit of the Secured Parties the Additional Pledged Shares and the Additional Pledged Debt and to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders, the Swingline Lender and the Letter of Credit Issuer to make additional Extensions of Credit (and as consideration for Extensions of Credit previously made) and to induce one or more Cash Management Banks, Bank Product Providers or Hedge Banks to enter into Secured Cash Management Agreements, Secured Bank Product Agreements and Secured Hedge Agreements with Holdings, the Borrower and/or the Restricted Subsidiaries.

Accordingly, the Collateral Agent and the undersigned Additional Pledgor agree as follows:

SECTION 1. As collateral security for the payment and performance when due of all of the Obligations, the Additional Pledgor hereby collaterally assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in all of the Additional Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Additional Collateral”):

(a) the Additional Pledged Shares held by the Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of the Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to the Additional Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the items set forth in clauses (a) and (b) above.

Notwithstanding the foregoing, the Additional Collateral (and any defined term used in the definition thereof) for the Obligations shall not include any Excluded Stock and Stock Equivalents or any Excluded Property. The Additional Pledgor shall not be required to take any action intended to cause Excluded Property to constitute Additional Collateral and none of the covenants or representations and warranties herein shall be deemed to apply to any property constituting Excluded Property.

For purposes of the Pledge Agreement, the Collateral shall be deemed to include the Additional Collateral.

SECTION 2. The Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor, and the Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include the Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 3. The Additional Pledgor represents and warrants as follows:

(a) Schedule 1 hereto correctly represents as of the date hereof (A) the issuer, the certificate number (if applicable), the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the holder, the date of the instrument and the maturity date of all Additional Pledged Debt. Except as set forth on Schedule 1, and except for Excluded Stock and Stock Equivalents and any other Excluded Property, the Additional Pledged Shares represent all (or 65% in the case of pledges of the outstanding Capital Stock of Foreign Subsidiaries or any CFC Holding Company) of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer thereof on the date hereof.

(b) The Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or collaterally assigned by the Additional Pledgor hereunder free and clear of any Lien, except for Permitted Liens, including the Liens created by the Security Documents.

(c) As of the date of this Supplement, the Additional Pledged Shares pledged by the Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable, in each case, to the extent such concepts are applicable in the jurisdiction of organization of the respective issuer.

(d) The execution and delivery by the Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by the Additional Pledgor pursuant hereto create a legal, valid and enforceable security interest in such Additional Collateral (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Capital Stock and Stock Equivalents of Foreign Subsidiaries and CFC Holding Companies, only to the extent the creation and perfection thereof is governed by the Uniform Commercial Code) and, upon the filing of a UCC financing statement in the appropriate office of the jurisdiction of organization of such Pledgor and/or delivery of such Additional Collateral to, and continued possession in the State of New York by, the Collateral Agent, shall constitute a fully perfected lien and security interest in the Additional Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Capital Stock and Stock Equivalents of Foreign Subsidiaries and CFC Holding Companies, only to the extent the creation and perfection thereof is governed by the Uniform Commercial Code), except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity and principles of good faith and fair dealing.

(e) The Additional Pledgor has the corporate or other organizational power and authority to pledge all the Additional Collateral pledged by the Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of the Additional Pledgor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity and principles of good faith and fair dealing (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Capital Stock and Stock Equivalents of Foreign Subsidiaries and CFC Holding Companies, only to the extent enforceability thereof is governed by the Uniform Commercial Code).

SECTION 4. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to the Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Schedule 13.2 to the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

ELASTICA, INC. as Additional Pledgor

By:	/s/ Gregory Hampton
Name:	Gregory Hampton
Title:	President and Treasurer

JEFFERIES FINANCE LLC, as the Collateral Agent

By:	/s/ Brian Buoye
Name:	Brian Buoye
Title:	Managing Director

[Signature Page to Supplement to Pledge Agreement]

SCHEDULE 1

TO THE SUPPLEMENT

TO THE PLEDGE AGREEMENT

Additional Pledged Shares

Issuer	Jurisdiction of Organization	Owner of Outstanding Equity Interests	Certificate Number	Percentage of Outstanding Equity Interests Held, Directly or Indirectly, by the Owner	Percentage Pledged by Owner
Astica Pvt. Ltd.	Pakistan	Elastica, Inc.	N/A	99%	0%
Elastica Pty. Ltd.	Australia	Elastica, Inc.	1	100%	0%
Elastica Pvt. Ltd.	United Kingdom	Elastica, Inc.	N/A	100%	0%
Elastica Data Sciences Corp.	Canada	Elastica, Inc.	A-2	99%	0%
Elastica Data Sciences India Private Limited	India	Elastica, Inc.	N/A	100%	0%

Additional Pledged Debt

None.